As filed with the Securities and Exchange Commission on November 26, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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KVH Industries, Inc. (Exact name of registrant as specified in its charter)
Delaware	05-0420589
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
50 Enterprise Center Middletown, Rhode Island 02842 (401) 847-3327
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Martin A. Kits van Heyningen
President and Chief Executive Officer
KVH Industries, Inc.
50 Enterprise Center
Middletown, Rhode Island 02842
(401) 847-3327
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Adam Sonnenschein, Esq.
John D. Hancock, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Facsimile: (617) 832-7000

_________________

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock, $.01 par value.....	3,000,000	$28.45	$85,350,000	$6,905
(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

_________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2003

PROSPECTUS

3,000,000 Shares

KVH Industries, Inc.

Common Stock

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        We are offering up to 3,000,000 shares of common stock. This prospectus will allow us to offer common stock over time. We may offer the common stock to or through underwriters or dealers, through agents or directly to investors. We will provide a prospectus supplement each time we offer common stock. The prospectus supplement will inform you about the specific terms of an offering and may also supplement, update or change the information in this prospectus.

        This prospectus may not be used to complete sales of common stock unless it is accompanied by a prospectus supplement.

Our common stock is quoted on the Nasdaq National Market under the symbol "KVHI."

_________________

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is ________, 2003.

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You should rely only on the information in this prospectus, the documents we incorporate by reference and the prospectus supplement accompanying this prospectus. We have not authorized anyone to provide you with different information. The information in these documents is accurate only as of their respective dates, regardless of the time of delivery of any document or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since the date on any document. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not consider this prospectus to be an offer to sell, or a solicitation of an offer to buy, shares of common stock if the person making the offer or solicitation is not qualified to do so or if it is unlawful for you to receive the offer or solicitation.

SUMMARY

We design and manufacture systems and solutions using our proprietary satellite antenna and fiber optic technologies for two principal markets - mobile satellite communications and defense-related navigation and guidance.

Our mobile satellite communications products connect people on the move to satellite television, telephone and high-speed Internet services. Using a combination of sensors, proprietary software algorithms and innovative designs, our proprietary stabilized antennas remain pointed at specific geo-stationary satellites and receive digital TV, voice, fax and high-speed Internet signals regardless of how a vehicle or vessel moves. Our antenna systems are automated and carry out satellite tracking and other operations with little or no operator intervention. Our mobile satellite communications products support marine and land applications and are sold through a network of third-party dealers and distributors. Principal markets for our mobile satellite communications products include:

• Marine - for example, yachts, commercial fishing vessels and merchant ships

• Land mobile - for example, recreational vehicles, motorcoaches and trucks

• Automotive passenger entertainment - for example, SUVs and minivans

In the defense-related navigation and guidance marketplace, we use our magnetic sensing, fiber optic gyro, navigation systems integration, and display technology to develop and manufacture products that address a variety of systems requirements, principally for military customers. Uses of our products in this market include:

• Positioning, vehicle navigation, heading/pointing, and targeting

• Direction finding/pointing

• Motion sensing and control

• Munitions guidance

Our defense-related navigation and guidance products are sold through a network of third-party independent sales representatives, through government contractors and directly to governments and original equipment manufacturers.

Our executive offices are located at 50 Enterprise Center, Middletown, Rhode Island, 02842, and our telephone number is (401) 847-3327.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell up to 3,000,000 shares of common stock in one or more offerings on a delayed or continuous basis.

This prospectus provides a general description of the common stock we may offer. Each time we offer common stock, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also supplement, update or change the information in this prospectus. In that event, the information in the prospectus supplement will supersede the information in this prospectus.

This prospectus and the applicable prospectus supplement will include all material information regarding an offering. This prospectus may not be used to complete sales of common stock unless it is accompanied by a prospectus supplement.

You should read this prospectus, the applicable prospectus supplement and the additional information described under the heading "Where You Can Find More Information" beginning on page 9.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors described under the heading "Forward Looking Statements - Trends, Risks And Uncertainties" in our quarterly report on Form 10-Q for the quarter ended September 30, 2003, which is incorporated by reference in this prospectus.

Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties of which we are unaware or that we currently deem immaterial may also adversely affect our business operations. If any of these risks materializes, the trading price of our common stock could fall and you might lose all or part of your investment.

FORWARD LOOKING STATEMENTS

Except for historical facts, the statements in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference are forward looking statements. Forward looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those discussed under the headings "Forward Looking Statements - Trends, Risks And Uncertainties," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q incorporated by reference in this prospectus. We assume no obligation to update our forward looking statements to reflect new information or developments. We urge readers to review carefully the risk factors incorporated by reference in this prospectus and in the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use our net proceeds from the sale of common stock for working capital and other general corporate purposes, which may include acquisitions of businesses, assets and technologies that are complementary to our business. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we will receive from any issuances of common stock. Accordingly, our management will have broad discretion in the application of our net proceeds, if any. Pending these uses, we intend to invest our net proceeds in investment-grade, short-term, interest-bearing instruments.

We may provide additional information on our use of proceeds in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Common Stock

Voting.     Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding shares of our preferred stock, persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election in a particular year.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Liquidation and Dissolution.      In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other Rights and Restrictions.     Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. All outstanding shares are fully paid and nonassessable.

Listing.     Our common stock is listed on The Nasdaq National Market.

Preferred Stock

Our charter authorizes our board of directors, subject to any limitations prescribed by Delaware law, to:

• issue preferred stock in one or more series;

• establish from time to time the number of shares in each series; and

• fix the preferences, voting powers, qualifications, and special or relative rights or privileges of the preferred stock.

Our board of directors may issue preferred stock with voting, conversion, and other rights and preferences that could adversely affect the voting power or other rights of the holders of our common stock. Although we have no current plans to issue any preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Delaware Law and Certain Charter and By-Law Provisions

Provisions of Delaware law, our charter and our by-laws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Authorized but Unissued Stock. We have shares of common stock and preferred stock available for future issuance, in some cases, without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Business Combinations. As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date the person becomes an interested stockholder, unless the business combination or the transaction in which the person becomes an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An interested stockholder includes a person who, together with affiliates and associates, owns, or did own within three years before the person was determined to be an interested stockholder, 15% or more of a corporation's voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price of our common stock.

Staggered Board; Removal of Directors. Our charter and by-laws provide:

• for the division of the board of directors into three classes as nearly equal in size as possible with staggered three-year terms;

• that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of our shares of capital stock entitled to vote; and

• any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may be filled only by the vote of a majority of the directors then in office.

The limitations on the removal of directors and the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us. Our charter and by-laws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal any of these provisions.

Stockholder Action; Special Meeting of Stockholders. Our charter and by-laws provide that:

• any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting;

• stockholder action may not be taken by written action in lieu of a meeting; and

• special meetings of the stockholders may only be called by our president or by our board of directors.

The foregoing provisions could have the effect of delaying until the next stockholders' meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because that person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders' meeting, and not by written consent. Our charter and by-laws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal the provisions relating to the calling of a special meeting of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws provide that nominations for election to the board of directors may be made either by the board or by a stockholder who complies with specified advance notice provisions. Our by-laws contain similar advance notice provisions for stockholder proposals for action at a stockholders' meeting. These provisions prevent stockholders from making nominations for directors and proposals from the floor at any stockholders' meeting and require any stockholder making a nomination or proposal to give us advance notice of the names of the nominees or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, before the meeting at which directors are to be elected or action is to be taken. Our secretary must generally receive the notice at least 60 days before the date of the meeting. The notice must contain, among other things, a description of the business the stockholder desires to bring before the meeting, its reasons for doing so, the name and address of the stockholder, any material interest the stockholder may have in the business and the stockholder's beneficial ownership of our securities.

These provisions may have the effect of delaying stockholder action. Our charter and by-laws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal these provisions.

Limitation of Liability. Our charter limits the liability of our directors to the maximum extent permitted by Delaware law. Under our charter, no director will be personally liable for monetary damages for breach of his or her fiduciary duties as a director except for liability:

• for any breach of the director's duty of loyalty to us or our

• for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

• for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

• for any transaction from which the director derives an improper personal benefit.

Indemnification. Our charter contains provisions to indemnify our directors and officers to the maximum extent permitted by Delaware law. We believe that indemnification under our charter covers at least negligence on the part of an indemnified person. Our charter permits us to advance expenses incurred by an indemnified person in connection with the defense of any action or proceeding arising out of the person's status or service as our director, officer, employee or other agent upon an undertaking by the person to repay those advances if it is ultimately determined that the person is not entitled to indemnification. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and officers.

Transfer Agent

The transfer agent and registrar for our common stock is EquiServe L.P.

PLAN OF DISTRIBUTION

We may offer shares of common stock:

• to or through underwriters or duly registered dealers;

• through agents;

• directly to purchasers; or

• through a combination of these methods.

We may offer our common stock for sale in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices, or at prices determined on a negotiated or competitive bid basis. Each time we offer common stock, we will provide a prospectus supplement that will contain specific information about the terms of the offering, including the following:

• the names of any underwriters, dealers or agents;

• the material terms of the distribution, including the number of shares to be sold;

• any over-allotment option under which underwriters may purchase additional shares of common stock;

• any initial public offering price and the proceeds we will receive from the sale;

• any underwriting discounts and commissions, as well as any other items constituting underwriters' compensation;

• any discounts or concessions allowed or reallowed or paid to dealers;

• any commissions paid to agents; and

• the nature of any transaction by any underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of our common stock.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

Sale through Underwriters or Dealers

We may sell shares of common stock through underwriters, either through underwriting syndicates represented by one or more managing underwriters or through underwriters without a syndicate. The underwriters will acquire the shares of common stock for their own account and may resell the shares from time to time in one or more transactions, including negotiated transactions. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase common stock will be subject to conditions stated in the applicable underwriting agreement, and the underwriters will be obligated to purchase all the shares of common stock if any are purchased. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agent.

Underwriters may sell the shares of common stock to or through dealers. These dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell shares of common stock directly to dealers as principals. The dealers may then resell such common stock to the public at varying prices which they determine at the time of resale. We will describe in the applicable prospectus supplement the terms of any such transaction.

Underwriters, dealers and agents that participate in the distribution of our common stock may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us, as well as any profit on their resale of our common stock, may be treated as underwriting compensation under the Securities Act.

Sale through Agents

We may sell shares of common stock through agents that we designate from time to time. We will identify in the applicable prospectus supplement the name of any agent involved in the offer or sale of the shares of common stock for which the prospectus supplement is delivered and will disclose any commissions we may pay to that agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Direct Sales

We may sell shares of common stock directly to one or more investors without using underwriters, dealers or agents. These investors may be underwriters as defined in the Securities Act of 1933 with respect to any sale of that common stock.

Indemnification

We may agree to indemnify underwriters, dealers and agents against civil liabilities arising out of this prospectus and any applicable prospectus supplement, including liabilities under the Securities Act of 1933, and to contribute to payments which the underwriters, dealers and agents may be required to make relating to those liabilities.

Delayed Delivery Contracts

We may authorize underwriters or agents to solicit offers by institutional investors to purchase shares of common stock under contracts providing for payment and delivery on a future date. We will describe in the applicable prospectus supplement the conditions to these contracts and the commissions we may pay for solicitation of these contracts. Unless otherwise indicated in the applicable prospectus supplement, any underwriters or agents soliciting these contracts will have no responsibility for the validity or performance of any such contract.

Stabilization Activities

In connection with an underwritten offering of our common stock, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock during and after the offering. These transactions may be effected on the Nasdaq National Market or otherwise. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own account by selling more shares than we have actually sold to them. A short position is "covered" if the short position is no greater than the number of shares of common stock available for purchase by the underwriters under the underwriters' over-allotment option, if any. The underwriters can close out a covered short sale by exercising any over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of the shares compared to the price available under any over-allotment option. The underwriters may also sell shares in excess of any over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales. The effect of the transactions described in this and the preceding paragraph may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. We make no representation regarding the occurance, likelihood, magnitude or effect of these activities and, if commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market-making transactions in our common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Foley Hoag LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and schedules of KVH Industries, Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of our SEC filings at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public on the SEC's website at www.sec.gov.

The SEC allows us to incorporate by reference information from our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information in this prospectus or otherwise incorporated by reference in this prospectus. We are incorporating by reference the information contained in the following SEC filings:

• our annual report on Form 10-K for the year ended December 31, 2002;

• our quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

• our current reports on Form 8-K filed with the SEC on March 12, 2003 (as amended on November 26, 2003), April 17, 2003, June 27, 2003, July 17, 2003, July 18, 2003, July 29, 2003 and August 21, 2003;

• our definitive proxy statement for our annual meeting of stockholders on May 28, 2003 filed with the SEC on April 18, 2003;

• the description of our common stock contained in our registration statement on Form 8-A (as filed on March 27, 1996); and

• any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 either (1) after the initial filing of this prospectus and before the date the registration statement is declared effective or (2) after the date of this prospectus and before the termination of this offering. Information in these filings will be incorporated as of the filing date.

We will provide to any person who receives this prospectus, at no cost, a copy of any of the documents or information that we have incorporated by reference in this prospectus. To request a document or information, please call, write, or e-mail our investor relations department as follows:

Investor Relations
KVH Industries, Inc.
50 Enterprise Center
Middletown, Rhode Island 02842
Telephone: (401) 847-3327
E-mail: ir@kvh.com

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement. For further information about us and our common stock, you should read the registration statement and the exhibits filed with the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following table provides information regarding the various anticipated expenses payable by KVH in connection with the offering and distribution of the common stock being registered, other than any underwriting discounts or commissions or other selling compensation. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Payable by KVH:
Securities and Exchange Commission registration fee......	$6,905
Nasdaq National Market listing fee.......................	30,000
Printing and engraving expenses..........................	50,000
Accounting fees and expenses.............................	35,000
Legal fees and expenses..................................	150,000
Miscellaneous............................................	78,095
Total...........................................	$350,000

Item 15. Indemnification of directors and officers.

Section 102(b)(7) of the Delaware General Corporation Law allows us to adopt a charter provision eliminating or limiting the personal liability of directors to us or our stockholders for breach of fiduciary duty as directors, but the provision may not eliminate or limit the liability of directors for (a) any breach of the director's duty of loyalty to us or our stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. Article Seventh of our charter provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, subject to the limitations imposed by Section 102(b)(7). Article Seventh also provides that no amendment to or repeal of Article Seventh shall apply to or have any effect on the liability or the alleged liability of any director with respect to any acts or omissions of such director occurring prior to such amendment or repeal. A principal effect of Article Seventh is to eliminate or limit the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.

Article Sixth of our charter and Section 10 of our bylaws provide that we will indemnify our directors and officers to the fullest extent we are permitted or required to do so by Section 145 of the Delaware General Corporation Law. Section 145 provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify also applies to actions brought by us or in our right but only to the extent of expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter for which such person shall have been adjudged to be liable to us, unless and only to the extent that the court determines, in light of all the circumstances of the case, that indemnification for such expenses is proper. Our charter provides that no amendment, termination or repeal of Article Sixth will affect or diminish the rights of an indemnitee with respect to any action, suit or proceeding arising out of any actions, transactions or facts occurring prior to the amendment, termination or repeal.

The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act of 1933.

Section 145 of the Delaware General Corporation Law also allows us to obtain insurance on behalf of our directors and officers against liabilities incurred by them while serving as a director or officer or while serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not we would have the power to indemnify them against those liabilities. We have procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by them and (b) insures us against losses (above a deductible amount) arising from any such claims, subject in each case to limitations stated in the policy.

Item 16. Exhibits.

Number	Description
4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to our registration statement on Form S-1, Registration No. 333-01258, and incorporated herein by reference)
4.2	Certificate of Amendment of Certificate of Incorporation of KVH Industries, Inc.
4.3	Amended and Restated By-Laws (filed as Exhibit 4.2 to our registration statement on Form S-3, Registration No. 333-63098, and incorporated herein by reference)
4.4	Specimen certificate for our common stock (filed as Exhibit 4.1 to our registration statement on Form S-1, Registration No. 333-01258, and incorporated herein by reference)
5.1	Opinion of Foley Hoag LLP
23.1	Consent of KPMG LLP, independent auditors
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page of this registration statement)
Item 17. Undertakings. (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middletown, Rhode Island, on November 26, 2003.

         KVH Industries, Inc.

         By: /s/ Martin A. Kits van Heyningen
         Martin A. Kits van Heyningen,
         President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Martin A. Kits van Heyningen, Patrick J. Spratt and Robert W. B. Kits van Heyningen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Martin A. Kits van Heyningen Martin A. Kits van Heyningen	President, Chief Executive Officer and Director (principal executive officer)	November 25, 2003
/s/ Patrick J. Spratt Patrick J. Spratt	Chief Financial Officer (principal financial and accounting officer)	November 25, 2003
/s/ Arent H. Kits van Heyningen Arent H. Kits van Heyningen	Chairman of the Board	November 25, 2003
/s/ Robert W. B. Kits van Heyningen Robert W. B. Kits van Heyningen	Director	November 25, 2003
/s/ Mark S. Ain Mark S. Ain	Director	November 25, 2003
/s/ Stanley K. Honey Stanley K. Honey	Director	November 25, 2003
/s/ Bruce J. Ryan Bruce J. Ryan	Director	November 25, 2003
/s/ Charles R. Trimble Charles R. Trimble	Director	November 25, 2003
EXHIBIT INDEX
Number Description
4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to our registration statement on Form S-1, Registration No. 333-01258, and incorporated herein by reference)
4.2	Certificate of Amendment of Certificate of Incorporation of KVH Industries, Inc.
4.3	Amended and Restated By-Laws (filed as Exhibit 4.2 to our registration statement on Form S-3, Registration No. 333-63098, and incorporated herein by reference)
4.4	Specimen certificate for our common stock (filed as Exhibit 4.1 to our registration statement on Form S-1, Registration No. 333-01258, and incorporated herein by reference)
5.1	Opinion of Foley Hoag LLP
23.1	Consent of KPMG LLP, independent auditors
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page of this registration statement)